Exhibit 99.01

Valero Energy Reports Third Quarter 2019 Results

•	Reported net income attributable to Valero stockholders of $609 million, or $1.48 per share.

•	Invested $525 million of capital and completed the Central Texas Pipelines and Terminals project.

•	Valero’s Diamond Green Diesel joint venture announced an advanced engineering and development cost review for a potential new renewable diesel plant at Valero’s refinery in Port Arthur, Texas.

•	Returned $679 million in cash to stockholders through dividends and stock buybacks.

SAN ANTONIO, October 24, 2019 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $609 million, or $1.48 per share, for the third quarter of 2019 compared to $856 million, or $2.01 per share, for the third quarter of 2018.

“We delivered another quarter of solid financial results despite challenging market conditions,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “Our simple strategy of striving to be the best operator in the business, investing to drive earnings growth with lower volatility and maintaining capital discipline with an uncompromising focus on shareholder returns has proven to be successful and positions us well for any market environment.”

Refining
The refining segment reported $1.1 billion of operating income for the third quarter of 2019 compared to $1.4 billion for the third quarter of 2018. The decrease was primarily driven by narrower crude oil discounts to Brent crude oil.

“Fourth quarter market conditions look favorable with improved gasoline and distillate cracks and wider discounts for medium and heavy sour crude oils,” Gorder said. “We expect to see continued product strength with inventories at lower levels and sour crude weakness resulting from the IMO low sulfur fuel oil mandate, which goes into effect on January 1, 2020.”

Refinery throughput capacity utilization was 94 percent, with throughput volumes averaging 2.95 million barrels per day in the third quarter of 2019. The company processed 190 thousand barrels per day of Canadian heavy crude oil and exported a total of 331 thousand barrels per day of gasoline and distillate during the third quarter of 2019.

Ethanol
The ethanol segment reported a $43 million operating loss for the third quarter of 2019, compared to $21 million of operating income for the third quarter of 2018. The decrease in operating income was attributed primarily to higher corn prices. Ethanol production volumes averaged 4.0 million gallons per day in the third quarter of 2019.

Renewable Diesel
The renewable diesel segment reported $65 million of operating income for the third quarter of 2019 compared to a $5 million operating loss for the third quarter of 2018. Renewable diesel sales volumes averaged 638 thousand gallons per day in the third quarter of 2019, an increase of 387 thousand gallons per day versus the third quarter of 2018. The third quarter of 2018 operating results and sales volumes were impacted by the planned downtime of the Diamond Green Diesel plant as part of completing an expansion project.

Corporate and Other
General and administrative expenses were $217 million in the third quarter of 2019 compared to $209 million in the third quarter of 2018. The effective tax rate for the third quarter of 2019 was 21 percent, compared to 24 percent for the third quarter of 2018.

Investing and Financing Activities
Capital investments totaled $525 million in the third quarter of 2019, of which $305 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance.

Valero returned $679 million to stockholders in the third quarter of 2019, of which $372 million was paid as dividends and $307 million was for the purchase of approximately 3.9 million shares of common stock, resulting in a total payout ratio of 61 percent of adjusted net cash provided by operating activities.

Net cash provided by operating activities was $1.4 billion in the third quarter of 2019. Included in this amount is a $315 million favorable impact from working capital. Excluding the change in working capital, adjusted net cash provided by operating activities was $1.1 billion.

Valero continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2019. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital.

Liquidity and Financial Position
Valero ended the third quarter of 2019 with $9.6 billion of total debt and $2.1 billion of cash and cash equivalents. The debt to capital ratio, net of $2 billion in cash, was 26 percent.

Strategic Update
The Central Texas Pipelines and Terminals project was successfully completed in the third quarter of 2019. This project reduces secondary costs and extends Valero’s supply chain from the Gulf Coast to a higher demand market to maximize product margins. Other projects, including the Pasadena terminal, St. Charles alkylation unit, and Pembroke cogeneration unit, remain on track to be complete in 2020. The company expects the Diamond Green Diesel expansion and Port Arthur Coker to be complete in 2021 and 2022, respectively.

In September, Valero and its joint venture partner announced that they have initiated an advanced engineering and development cost review for a new renewable diesel plant at Valero’s Port Arthur, Texas facility. If the project is approved, construction would begin in 2021, with expected operations commencing in 2024, which would result in Diamond Green Diesel production capacity increasing to over 1.1 billion gallons annually.

Valero continues to expect to invest approximately $2.5 billion of capital in both 2019 and 2020, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 14 ethanol plants with a combined production capacity of approximately 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Gautam Srivastava, Manager – Investor Relations, 210-345-3992
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share - assuming dilution, refining margin, ethanol margin, renewable diesel margin, adjusted refining operating income, adjusted ethanol operating income, adjusted renewable diesel operating income, and adjusted net cash provided by operating activities. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (f) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Statement of income data
Revenues	$27,249	$30,849	$80,445	$88,303
Cost of sales:
Cost of materials and other (a)	24,335	27,701	72,396	79,317
Operating expenses (excluding depreciation and amortization expense reflected below)	1,239	1,193	3,629	3,439
Depreciation and amortization expense	556	504	1,645	1,499
Total cost of sales	26,130	29,398	77,670	84,255
Other operating expenses (b)	10	10	14	41
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	217	209	625	695
Depreciation and amortization expense	11	13	39	39
Operating income	881	1,219	2,097	3,273
Other income, net (d)	34	42	68	88
Interest and debt expense, net of capitalized interest	(111)	(111)	(335)	(356)
Income before income tax expense	804	1,150	1,830	3,005
Income tax expense	165	276	376	674
Net income	639	874	1,454	2,331
Less: Net income attributable to noncontrolling interests (a)	30	18	92	161
Net income attributable to Valero Energy Corporation stockholders	$609	$856	$1,362	$2,170

Earnings per common share	$1.48	$2.01	$3.28	$5.05
Weighted-average common shares outstanding (in millions)	412	425	415	428

Earnings per common share – assuming dilution	$1.48	$2.01	$3.28	$5.05
Weighted-average common shares outstanding – assuming dilution (in millions)	413	427	416	430

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (e)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Three months ended September 30, 2019
Revenues:
Revenues from external customers	$26,145	$891	$212	$1	$27,249
Intersegment revenues	2	57	50	(109)	—
Total revenues	26,147	948	262	(108)	27,249
Cost of sales:
Cost of materials and other	23,432	847	164	(108)	24,335
Operating expenses (excluding depreciation and amortization expense reflected below)	1,100	121	18	—	1,239
Depreciation and amortization expense	518	23	15	—	556
Total cost of sales	25,050	991	197	(108)	26,130
Other operating expenses (b)	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	217	217
Depreciation and amortization expense	—	—	—	11	11
Operating income (loss) by segment	$1,087	$(43)	$65	$(228)	$881

Three months ended September 30, 2018
Revenues:
Revenues from external customers	$29,894	$864	$90	$1	$30,849
Intersegment revenues	5	68	15	(88)	—
Total revenues	29,899	932	105	(87)	30,849
Cost of sales:
Cost of materials and other	26,928	776	85	(88)	27,701
Operating expenses (excluding depreciation and amortization expense reflected below)	1,058	116	19	—	1,193
Depreciation and amortization expense	479	19	6	—	504
Total cost of sales	28,465	911	110	(88)	29,398
Other operating expenses (b)	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	209	209
Depreciation and amortization expense	—	—	—	13	13
Operating income (loss) by segment	$1,424	$21	$(5)	$(221)	$1,219

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (e)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Nine months ended September 30, 2019
Revenues:
Revenues from external customers	$77,109	$2,648	$686	$2	$80,445
Intersegment revenues	12	162	174	(348)	—
Total revenues	77,121	2,810	860	(346)	80,445
Cost of sales:
Cost of materials and other	69,769	2,396	577	(346)	72,396
Operating expenses (excluding depreciation and amortization expense reflected below)	3,197	378	54	—	3,629
Depreciation and amortization expense	1,539	68	38	—	1,645
Total cost of sales	74,505	2,842	669	(346)	77,670
Other operating expenses (b)	13	1	—	—	14
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	625	625
Depreciation and amortization expense	—	—	—	39	39
Operating income (loss) by segment	$2,603	$(33)	$191	$(664)	$2,097

Nine months ended September 30, 2018
Revenues:
Revenues from external customers	$85,371	$2,625	$304	$3	$88,303
Intersegment revenues	20	156	103	(279)	—
Total revenues	85,391	2,781	407	(276)	88,303
Cost of sales:
Cost of materials and other (a)	77,195	2,279	122	(279)	79,317
Operating expenses (excluding depreciation and amortization expense reflected below)	3,057	336	46	—	3,439
Depreciation and amortization expense	1,423	57	19	—	1,499
Total cost of sales	81,675	2,672	187	(279)	84,255
Other operating expenses (b)	41	—	—	—	41
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	—	—	—	695	695
Depreciation and amortization expense	—	—	—	39	39
Operating income by segment	$3,675	$109	$220	$(731)	$3,273

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$609	$856	$1,362	$2,170
Exclude adjustments:
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	—	90
Income tax expense related to 2017 blender’s tax credit	—	—	—	(11)
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	—	—	79
Texas City Refinery fire expenses	—	—	—	(14)
Income tax benefit related to Texas City Refinery fire expenses	—	—	—	3
Texas City Refinery fire expenses, net of taxes	—	—	—	(11)
Environmental reserve adjustments (c)	—	—	—	(108)
Income tax benefit related to environmental reserve adjustments	—	—	—	24
Environmental reserve adjustments, net of taxes	—	—	—	(84)
Loss on early redemption of debt (d)	—	—	(22)	(38)
Income tax benefit related to loss on early redemption of debt	—	—	5	9
Loss on early redemption of debt, net of taxes	—	—	(17)	(29)
Total adjustments	—	—	(17)	(45)
Adjusted net income attributable to Valero Energy Corporation stockholders	$609	$856	$1,379	$2,215

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$1.48	$2.01	$3.28	$5.05
Exclude adjustments:
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	—	0.18
Texas City Refinery fire expenses	—	—	—	(0.03)
Environmental reserve adjustments (c)	—	—	—	(0.19)
Loss on early redemption of debt (d)	—	—	(0.04)	(0.07)
Total adjustments	—	—	(0.04)	(0.11)
Adjusted earnings per common share – assuming dilution	$1.48	$2.01	$3.32	$5.16

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment (e)
Refining operating income	$1,087	$1,424	$2,603	$3,675
Exclude:
2017 blender’s tax credit (a)	—	—	—	10
Operating expenses (excluding depreciation and amortization expense reflected below)	(1,100)	(1,058)	(3,197)	(3,057)
Depreciation and amortization expense	(518)	(479)	(1,539)	(1,423)
Other operating expenses (b)	(10)	(10)	(13)	(41)
Refining margin	$2,715	$2,971	$7,352	$8,186

Refining operating income	$1,087	$1,424	$2,603	$3,675
Exclude:
2017 blender’s tax credit (a)	—	—	—	10
Other operating expenses (b)	(10)	(10)	(13)	(41)
Adjusted refining operating income	$1,097	$1,434	$2,616	$3,706

Ethanol segment
Ethanol operating income (loss)	$(43)	$21	$(33)	$109
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(121)	(116)	(378)	(336)
Depreciation and amortization expense	(23)	(19)	(68)	(57)
Other operating expenses (b)	—	—	(1)	—
Ethanol margin	$101	$156	$414	$502

Ethanol operating income (loss)	$(43)	$21	$(33)	$109
Exclude: Other operating expenses (b)	—	—	(1)	—
Adjusted ethanol operating income (loss)	$(43)	$21	$(32)	$109

Renewable diesel segment (e)
Renewable diesel operating income (loss)	$65	$(5)	$191	$220
Exclude:
2017 blender’s tax credit (a)	—	—	—	160
Operating expenses (excluding depreciation and amortization expense reflected below)	(18)	(19)	(54)	(46)
Depreciation and amortization expense	(15)	(6)	(38)	(19)
Renewable diesel margin	$98	$20	$283	$125

Renewable diesel operating income (loss)	$65	$(5)	$191	$220
Exclude: 2017 blender’s tax credit (a)	—	—	—	160
Adjusted renewable diesel operating income (loss)	$65	$(5)	$191	$60

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (g)
U.S. Gulf Coast region (e)
Refining operating income	$388	$664	$779	$1,829
Exclude:
2017 blender’s tax credit (a)	—	—	—	7
Operating expenses (excluding depreciation and amortization expense reflected below)	(641)	(583)	(1,826)	(1,710)
Depreciation and amortization expense	(326)	(296)	(954)	(865)
Other operating expenses (b)	(6)	(9)	(8)	(39)
Refining margin	$1,361	$1,552	$3,567	$4,436

Refining operating income	$388	$664	$779	$1,829
Exclude:
2017 blender’s tax credit (a)	—	—	—	7
Other operating expenses (b)	(6)	(9)	(8)	(39)
Adjusted refining operating income	$394	$673	$787	$1,861

U.S. Mid-Continent region (e)
Refining operating income	$333	$440	$991	$1,072
Exclude:
2017 blender’s tax credit (a)	—	—	—	2
Operating expenses (excluding depreciation and amortization expense reflected below)	(156)	(156)	(468)	(468)
Depreciation and amortization expense	(77)	(72)	(226)	(213)
Other operating expenses (b)	(2)	—	(2)	—
Refining margin	$568	$668	$1,687	$1,751

Refining operating income	$333	$440	$991	$1,072
Exclude:
2017 blender’s tax credit (a)	—	—	—	2
Other operating expenses (b)	(2)	—	(2)	—
Adjusted refining operating income	$335	$440	$993	$1,070

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (g) (continued)

North Atlantic region
Refining operating income	$273	$322	$727	$620
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(146)	(149)	(439)	(432)
Depreciation and amortization expense	(52)	(52)	(160)	(167)
Other operating expenses (b)	(2)	—	(2)	—
Refining margin	$473	$523	$1,328	$1,219

Refining operating income	$273	$322	$727	$620
Exclude: other operating expenses (b)	(2)	—	(2)	—
Adjusted refining operating income	$275	$322	$729	$620

U.S. West Coast region
Refining operating income (loss)	$93	$(2)	$106	$154
Exclude:
2017 blender’s tax credit (a)	—	—	—	1
Operating expenses (excluding depreciation and amortization expense reflected below)	(157)	(170)	(464)	(447)
Depreciation and amortization expense	(63)	(59)	(199)	(178)
Other operating expenses (b)	—	(1)	(1)	(2)
Refining margin	$313	$228	$770	$780

Refining operating income (loss)	$93	$(2)	$106	$154
Exclude:
2017 blender’s tax credit (a)	—	—	—	1
Other operating expenses (b)	—	(1)	(1)	(2)
Adjusted refining operating income (loss)	$93	$(1)	$107	$155

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	418	466	416	476
Medium/light sour crude oil	253	424	282	422
Sweet crude oil	1,615	1,527	1,548	1,392
Residuals	238	244	208	233
Other feedstocks	132	144	152	128
Total feedstocks	2,656	2,805	2,606	2,651
Blendstocks and other	298	295	323	326
Total throughput volumes	2,954	3,100	2,929	2,977

Yields (thousand barrels per day)
Gasolines and blendstocks	1,406	1,478	1,393	1,429
Distillates	1,137	1,201	1,123	1,135
Other products (h)	438	460	442	451
Total yields	2,981	3,139	2,958	3,015

Operating statistics (e) (f) (i)
Refining margin (from Table Page 5)	$2,715	$2,971	$7,352	$8,186
Adjusted refining operating income (from Table Page 5)	$1,097	$1,434	$2,616	$3,706
Throughput volumes (thousand barrels per day)	2,954	3,100	2,929	2,977

Refining margin per barrel of throughput	$9.99	$10.42	$9.19	$10.07
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.05	3.72	4.00	3.76
Depreciation and amortization expense per barrel of throughput	1.90	1.68	1.92	1.75
Adjusted refining operating income per barrel of throughput	$4.04	$5.02	$3.27	$4.56

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating statistics (f) (i)
Ethanol margin (from Table Page 5)	$101	$156	$414	$502
Adjusted ethanol operating income (loss) (from Table Page 5)	$(43)	$21	$(32)	$109
Production volumes (thousand gallons per day)	4,006	4,069	4,251	4,061

Ethanol margin per gallon of production	$0.27	$0.42	$0.36	$0.45
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.33	0.31	0.33	0.30
Depreciation and amortization expense per gallon of production	0.06	0.05	0.06	0.05
Adjusted ethanol operating income (loss) per gallon of production	$(0.12)	$0.06	$(0.03)	$0.10

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS (e)
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating statistics (f) (i)
Renewable diesel margin (from Table Page 5)	$98	$20	$283	$125
Adjusted renewable diesel operating income (loss) (from Table Page 5)	$65	$(5)	$191	$60
Sales volumes (thousand gallons per day)	638	251	732	334

Renewable diesel margin per gallon of sales	$1.66	$0.88	$1.41	$1.37
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.30	0.80	0.27	0.50
Depreciation and amortization expense per gallon of sales	0.25	0.28	0.19	0.21
Adjusted renewable diesel operating income (loss) per gallon of sales	$1.11	$(0.20)	$0.95	$0.66

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating statistics by region (g)
U.S. Gulf Coast region (e) (f) (i)
Refining margin (from Table Page 6)	$1,361	$1,552	$3,567	$4,436
Adjusted refining operating income (from Table Page 6)	$394	$673	$787	$1,861
Throughput volumes (thousand barrels per day)	1,747	1,834	1,732	1,764

Refining margin per barrel of throughput	$8.47	$9.20	$7.54	$9.22
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.99	3.46	3.86	3.55
Depreciation and amortization expense per barrel of throughput	2.02	1.75	2.02	1.81
Adjusted refining operating income per barrel of throughput	$2.46	$3.99	$1.66	$3.86

U.S. Mid-Continent region (e) (f) (i)
Refining margin (from Table Page 6)	$568	$668	$1,687	$1,751
Adjusted refining operating income (from Table Page 6)	$335	$440	$993	$1,070
Throughput volumes (thousand barrels per day)	450	459	451	471

Refining margin per barrel of throughput	$13.73	$15.80	$13.70	$13.62
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.79	3.70	3.80	3.64
Depreciation and amortization expense per barrel of throughput	1.86	1.70	1.84	1.66
Adjusted refining operating income per barrel of throughput	$8.08	$10.40	$8.06	$8.32

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating statistics by region (g) (continued)
North Atlantic region (f) (i)
Refining margin (from Table Page 7)	$473	$523	$1,328	$1,219
Adjusted refining operating income (from Table Page 7)	$275	$322	$729	$620
Throughput volumes (thousand barrels per day)	474	509	486	455

Refining margin per barrel of throughput	$10.84	$11.17	$10.01	$9.81
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.33	3.18	3.31	3.48
Depreciation and amortization expense per barrel of throughput	1.21	1.12	1.20	1.34
Adjusted refining operating income per barrel of throughput	$6.30	$6.87	$5.50	$4.99

U.S. West Coast region (f) (i)
Refining margin (from Table Page 7)	$313	$228	$770	$780
Adjusted refining operating income (loss) (from Table Page 7)	$93	$(1)	$107	$155
Throughput volumes (thousand barrels per day)	283	298	260	287

Refining margin per barrel of throughput	$12.04	$8.33	$10.84	$9.94
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.03	6.22	6.54	5.70
Depreciation and amortization expense per barrel of throughput	2.43	2.15	2.80	2.27
Adjusted refining operating income (loss) per barrel of throughput	$3.58	$(0.04)	$1.50	$1.97

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$62.08	$75.93	$64.74	$72.67
Brent less West Texas Intermediate (WTI) crude oil	5.64	6.23	7.70	5.81
Brent less Alaska North Slope (ANS) crude oil	(0.99)	0.38	(0.51)	0.47
Brent less Louisiana Light Sweet (LLS) crude oil	1.46	1.63	1.40	1.64
Brent less Argus Sour Crude Index (ASCI) crude oil	3.18	5.12	3.17	5.21
Brent less Maya crude oil	5.45	9.74	5.57	10.70
LLS crude oil	60.62	74.30	63.34	71.03
LLS less ASCI crude oil	1.72	3.49	1.77	3.57
LLS less Maya crude oil	3.99	8.11	4.17	9.06
WTI crude oil	56.44	69.70	57.04	66.86

Natural gas (dollars per million British Thermal Units)	2.28	2.96	2.53	3.01

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	6.82	7.08	4.57	7.28
Ultra-low-sulfur (ULS) diesel less Brent	15.79	13.91	14.55	13.72
Propylene less Brent	(19.36)	5.49	(21.57)	(2.62)
CBOB gasoline less LLS	8.28	8.71	5.97	8.92
ULS diesel less LLS	17.25	15.54	15.95	15.36
Propylene less LLS	(17.90)	7.12	(20.17)	(0.98)
U.S. Mid-Continent:
CBOB gasoline less WTI	15.28	16.68	14.58	15.40
ULS diesel less WTI	21.38	22.77	22.93	21.54
North Atlantic:
CBOB gasoline less Brent	10.11	10.43	7.16	9.89
ULS diesel less Brent	17.28	15.54	16.49	15.58
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	19.31	13.52	16.76	15.05
California Air Resources Board (CARB) diesel less ANS	18.38	17.85	18.56	17.94
CARBOB 87 gasoline less WTI	25.94	19.37	24.97	20.39
CARB diesel less WTI	25.01	23.70	26.77	23.28

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Ethanol
Chicago Board of Trade (CBOT) corn (dollars per bushel)	$3.90	$3.53	$3.85	$3.68
New York Harbor ethanol (dollars per gallon)	1.53	1.47	1.50	1.52

Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	1.90	2.18	1.94	2.10
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.46	0.41	0.45	0.58
California Low-Carbon Fuel Standard (dollars per metric ton)	198.24	183.62	193.74	160.44
CBOT soybean oil (dollars per pound)	0.29	0.28	0.29	0.30

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

			September 30,	December 31,
			2019	2018
Balance sheet data
Current assets			$17,033	$17,675
Cash and cash equivalents included in current assets			2,137	2,982
Inventories included in current assets			6,376	6,532
Current liabilities			12,130	10,724
Current portion of debt and finance lease obligations included in current liabilities			402	238
Debt and finance lease obligations, less current portion			9,170	8,871
Total debt and finance lease obligations			9,572	9,109
Valero Energy Corporation stockholders’ equity			21,107	21,667

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities and adjusted net cash provided by operating activities (f)
Net cash provided by operating activities	$1,429	$496	$3,823	$2,693
Exclude: changes in current assets and current liabilities	315	(729)	728	(1,174)
Adjusted net cash provided by operating activities	$1,114	$1,225	$3,095	$3,867

Dividends per common share	$0.90	$0.80	$2.70	$2.40

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the nine months ended September 30, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the U.S. legislation authorizing the credit was passed and signed into law in that month. Of the $170 million pre-tax benefit, $10 million and $160 million is included in our refining and renewable diesel segments, respectively, and consequently, $80 million is attributable to noncontrolling interest and $90 million is attributable to Valero Energy Corporation stockholders.

(b)
Other operating expenses reflects expenses that are not associated with our cost of sales and primarily includes costs to repair, remediate, and restore our facilities to normal operations following a non-operating event such as a natural disaster or a major unplanned outage.

(c)
General and administrative expenses (excluding depreciation and amortization expense) for the nine months ended September 30, 2018 includes a charge of $108 million for environmental reserve adjustments associated with certain non-operating sites.

(d)
“Other income, net” for the nine months ended September 30, 2019 and 2018 includes a $22 million charge from the early redemption of $850 million of our 6.125 percent senior notes due February 1, 2020 and a $38 million charge from the early redemption of $750 million of our 9.375 percent senior notes due March 15, 2019, respectively.

(e)
Effective January 1, 2019, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, we created a new reportable segment — renewable diesel. The results of the renewable diesel segment, which includes the operations of our consolidated joint venture, Diamond Green Diesel Holdings LLC, were transferred from the refining segment. Also effective January 1, 2019, we no longer have a VLP segment, and as a result, the operations previously included in the VLP segment are included in our refining segment. Our prior period segment information has been retrospectively adjusted to reflect our current segment presentation.

(f)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders - The blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities, as described in note (a).

–
Texas City Refinery fire expenses - The costs incurred to respond to and assess the damage caused by the fire that occurred at the Texas City Refinery are specific to that event and are not ongoing costs incurred in our operations.

–
Environmental reserve adjustments - The environmental reserve adjustments are attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites) (see note (c)).

–
Loss on early redemption of debt - The penalty and other expenses incurred in connection with the early redemption of our 6.125 percent senior notes due February 1, 2020 and 9.375 percent senior notes due

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

March 15, 2019 (see note (d)) are not associated with the ongoing costs of our borrowing and financing activities.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the 2017 blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income (loss) excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Renewable diesel margin is defined as renewable diesel operating income (loss) excluding the 2017 blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the 2017 blender’s tax credit (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding other operating expenses. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted renewable diesel operating income (loss) is defined as renewable diesel segment operating income (loss) excluding the 2017 blender’s tax credit (see note (a)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding changes in current assets and current liabilities. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities.

(g)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(h)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(i)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of production, and per gallon of sales amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, and sales volumes for the period, as applicable.

Throughput volumes, production volumes, and sales volumes are calculated by multiplying throughput volumes per day, production volumes per day, and sales volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, production volumes, and sales volumes for the refining segment, ethanol segment, and renewable diesel segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

Table Page 17